CONSENT OF
                   PERSON NAMED AS ABOUT TO BECOME A DIRECTOR
                           OF COLLECTIBLES USA, INC.

In conformity with Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to be named, in the Registration Statement on Form S-1 to be filed by Collectibles USA, Inc. (the "Company") with the Securities and Exchange Commission, as a person about to become a director of the Company.

Date: August 7, 1997



                                               /s/  W. Randolph Ellspermann
                                               -----------------------------
                                               Name: W. Randolph Ellspermann